# ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 11 day of April, 2016, by REVOLUTIONARY SOFTWARE, LLC, a Colorado limited liability company (hereinafter, "Seller") and Helix TCS, Inc., a Delaware corporation (hereinafter. "Buyer"). Seller and Buyer are sometimes referred to herein collectively, as the "Parties" and singularly, as a "Party."

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the "Assets" defined herein;

WHEREAS, Seller owns all right, title and interest in and to the Assets;

WHEREAS, pursuant to this Agreement, Buyer is the successor to the existing and ongoing business of the Seller, and to all right, title and interest in and to said business;

WHEREAS, each Party agrees to execute such instruments as the other Party may reasonably request in order to more effectively accomplish the purposes of this Agreement, including the assignment, transfer and conveyance of the Assets to Buyer;

NOW THEREFORE, in consideration of the mutual promises set forth herein and subject to the terms and conditions of this Agreement, the Parties agree as follows:

## ARTICLE I
## SALE AND TRANSFER OF ASSETS; CLOSING

1.1 ASSETS TO BE SOLD. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any encumbrances all of Seller's right, title and interest in and to all of Seller's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located (but excluding the Excluded Assets) including the following:

(a) All of the intangible rights and property of Seller, including going concern value, goodwill, telephone numbers and e-mail addresses and listings and all of the domain names, software applications, and other Intellectual Property Assets (as defined below), including, but not limited to, the following:

(i) Cannabase Marketplace;
(ii) Cannabase Connects;
(iii) Cannabase Maps;
(iv) Quickbase Database with CRM, Roadmap and Financial Planner;
(v) the trademark CANNABASE (USPTO Serial No. 86617890);
(vi) the trademark CANNALYTICS (USPTO Serial No. 86617897);
(vii) any work-in-progress associated in any way with the Assets and
(viii) the domain names listed in **Schedule 1.**

(b) All brand and marketing assets;

(c) All data and records related to the operations of Seller, client and customer lists, any research and development reports, any operating guides and manuals, financial and accounting records, creative materials, advertising materials, promotional materials, correspondence and other similar documents (including "Trade Secrets" as defined below), and copies of all personnel records.

(d) Any accounts receivable; and

(e) Any claims of Seller against third parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or noncontingent.

All of the property and assets to be transferred to Buyer hereunder are referred to collectively as the "Assets."

1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in this Agreement, the following assets of Seller (the "Excluded Assets") are not part of the sale and purchase contemplated hereunder and are excluded from the Assets:

(a) The Engagement Agreement between Seller and the law firm of Montgomery Little & Soran, P.C., dated August 3, 2015.

1.3 CONSIDERATION. The consideration Buyer shall pay for the Assets (the "Purchase Price") will be as follows:

(a) Distribution in kind to Seller of 2,320,000 shares of restricted common stock in Buyer (Helix TCS, Inc.) (the "Common Stock"); and

(b) $300,000.00 to be paid to Gargotto in good funds in two equal installments in accordance with Section 1.6(b) of this Agreement and the Promissory Note referred to herein.

1.4 CLOSING. The purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Buyer commencing at 4 p.m. MDT on Monday, April 11, 2016 (the "Closing Date"). The date and time for closing may be amended by consent of both Parties.

1.5 CLOSING OBLIGATIONS. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

(a) Seller shall deliver to Buyer the following documents (collectively, the "Seller's Closing Documents"):

(i) A bill of sale for all of the Assets that are tangible personal property in the form of **Exhibit A** (the "Bill of Sale") executed by Seller;

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(ii) An assignment of all of the Assets that are intangible personal property in the form of **Exhibit B** (the "Assignment Agreement") executed by Seller;

(i) Assignments of each of Seller's trademarks in the form of **Exhibit C** (the "Trademark Assignment") executed by Seller;

(ii) Consideration for the purchase of the Buyer's 33.3% membership interest in Seller; and

(iii) A copy of the company minutes and company resolution evidencing the approval of the Members of Seller of this Agreement and the transactions contemplated hereunder.

(b) Buyer shall deliver to Seller the following documents and things (collectively, the "Buyer's Closing Documents"):

(i) A promissory note executed by Buyer and payable to Charles Gargotto in the principal amount of $300,000.00 in the form of **Exhibit D** (the "Promissory Note");

(ii) A check for $2,585.00 for the payment of fees billed by Offsite Office Management for accounting work;

(iii) The Assignment Agreement executed by Buyer;

(iv) The Trademark Assignment executed by Buyer;

(v) A certificate executed by Buyer as to Buyer's inspection of the Seller's financial statements, books and records and other materials provided by Seller to Buyer prior to the Closing Date in the form of **Exhibit E** ("Buyer's Certificate"); and

(vi) Stock certificates for 2,320,000 shares of restricted common stock in Helix TCS, Inc.

(c) Each Party shall be liable for its own tax obligations resulting from the transactions contemplated under this Agreement. Unless otherwise provided in this Agreement, no Party shall be liable for the tax obligations of the other Party resulting from the transactions contemplated under this Agreement.

## ARTICLE II
## REPRESENTATIONS AND WARRANTIES OF SELLER

2.1 ORGANIZATION AND GOOD STANDING.

(a) Seller is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.

(b) Complete and accurate copies of the governing documents of Seller, as currently in effect were previously delivered to Buyer.

(c) Seller has no subsidiaries or other affiliated entities, and does not own any shares of capital stock or other securities.

2.2 ENFORCEABILITY; AUTHORITY; NO CONFLICT.

(a) This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller to Buyer of each of Seller's Closing Documents, said Documents will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the right, power and authority to execute and deliver this Agreement and the Seller's Closing Documents and to perform its obligations under this Agreement and the Seller's Closing Documents, and such action has been duly authorized by Seller's Members.

(b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereunder will:

(i) Breach any provision of any of the Seller's governing documents, or any resolution adopted by the Members of Seller;
(ii) Give any person a valid right to challenge any of the transactions contemplated hereunder; or
(iii) Result in the imposition or creation of any encumbrance upon or with respect to any of the Assets.

2.3 FINANCIAL STATEMENTS. Seller has delivered to Buyer the Seller's financial statements, including balance sheets, statements of income, profit and loss statements, lists of assets and liabilities and other documents that fairly represent the financial condition of Seller from 2014 to the Closing Date. The financial statements referred to in this Section and delivered to Buyer have been prepared from and are in accordance with the accounting records of Seller.

2.4 BOOKS AND RECORDS. The books of account and other financial records of Seller, all of which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices. The minute books of Seller, all of which have been made available to Buyer, contain accurate and complete records of company meetings held and company action taken by, the members of Seller.

2.5 TITLE TO ASSETS; ENCUMBRANCES. Seller owns good and transferable title to all of the Assets free and clear of any encumbrances. Unless otherwise provided herein, Seller warrants to Buyer that, at the time of Closing, all Assets shall be free and clear of all encumbrances.

2.6 NO UNDISCLOSED LIABILITIES. Except for the liabilities set forth in **Schedule 2**, Seller has no other outstanding liabilities of which it is aware.

2.7 TAXES.

(a) Tax Returns Filed. Seller has filed or caused to be filed on a timely basis all tax returns and all reports with respect to taxes that are or were required to be filed pursuant to applicable legal requirements. All tax returns and reports filed by Seller are true, correct and complete. Seller has paid all taxes that have come due through its fiscal year 2014. As set forth in Schedule 2, Seller has not paid its taxes for fiscal year 2015.

(b) Seller has made all of its tax records and filings available to Buyer for Buyer's inspection.

2.8 NO MATERIAL ADVERSE CHANGE. Since the dates of Buyer's inspection of Seller's financial statements, books and records, tax records and other documents, there has not been any material adverse change in the business, operations, or assets of Seller.

2.9 LEGAL PROCEEDINGS; ORDERS. There are no pending legal proceedings to which Seller is a party that relate to or that may affect the business of, or any of the Assets of Seller, or that challenge or may interfere with the transactions contemplated hereunder. To Seller's knowledge, no such proceeding has been threatened.

2.10 COMPLIANCE WITH LEGAL REQUIREMENTS. Seller is, and has been, in full compliance with each legal requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets.

2.11 INTELLECTUAL PROPERTY ASSETS.

(a) The term "Intellectual Property Assets" means all intellectual property owned or licensed (as licensor or licensee) by Seller in which Seller has a proprietary interest, including:

(i) Seller's name and all assumed fictional business names and trade names;
(ii) Registered and unregistered trademarks, service marks and applications, including the marks CANNABASE (USPTO Serial No. 86617890) and CANNALYTICS (USPTO Serial No. 86617897) (collectively, the "Marks");
(iii) Any patents, patent applications and inventions and discoveries that may be patentable (collectively, "Patents");
(iv) Any registered and unregistered copyrights in both published works and unpublished works (collectively, "Copyrights");
(v) All know-how, trade secrets, confidential or proprietary information, customer lists, data, and plans, (collectively, "Trade Secrets");
(vi) All software, databases, and other data applications including Cannabase Connects, Cannabase Maps, and Quickbase Database with CRM, Roadmap and Financial Planner (collectively, the "Software"); and

(vii) All rights in internet web sites and internet domain names presently used by Seller, including those listed in Schedule 1 (collectively "Net Names").

(b) Except as otherwise provided in this Section, Seller is the owner of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of any encumbrances.

(c) Notwithstanding anything in this Agreement to the contrary, Seller has applied for federal registration of the Marks CANNABASE and CANNALYTICS (the "Cannabase Marks"). The applications filed with the United States Patent and Trademark Office ("USPTO") for the federal registration of the Cannabase Marks are currently pending. Seller makes no representations or warranties as to the probability that the Cannabase Marks will ultimately be approved for registration with the USPTO.

2.12 BROKERS OR FINDERS. Neither Seller nor any of its members have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of Assets contemplated hereunder.

## ARTICLE III
## REPRESENTATIONS AND WARRANTIES OF BUYER

3.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now conducted.

3.2 AUTHORITY; NO CONFLICT.

(a) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Buyer Closing Documents, each of the Buyer's Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

(b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the transactions contemplated hereunder by Buyer will give any person the right to prevent, delay or otherwise interfere with any of contemplated transactions pursuant to:

(i) any provision of Buyer's governing documents;

(ii) any resolution adopted by the board of directors or the shareholders of Buyer;
(iii) any legal requirement or order to which Buyer may be subject; or
(vii) any contract to which Buyer is a party or by which Buyer may be bound.

3.3 CERTAIN PROCEEDINGS. There is no pending legal proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereunder. To Buyer's knowledge, no such proceeding has been threatened.

3.4 BROKERS OR FINDERS. Neither Buyer nor any of its representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the purchase of the Assets contemplated hereunder.

## ARTICLE IV
## CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

4.1 ACCURACY OF REPRESENTATIONS. All of Seller's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing.

4.2 SELLER'S PERFORMANCE. All of the obligations that Seller is required to perform pursuant to this Agreement at the Closing or prior to the Closing shall have been duly performed.

4.3 CONSENTS. All necessary consents and approvals of the members of Seller and of the shareholders of Buyer regarding the transactions contemplated hereunder shall have been obtained and shall be in full force and effect.

4.4 ANCILLARY AGREEMENTS. The relevant persons shall have entered into the Ancillary Agreements.[1]

## ARTICLE V
## CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

5.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing.

5.2 BUYER'S PERFORMANCE. All of the obligations that Buyer is required to perform pursuant to this Agreement at the Closing or prior to the Closing shall have been performed.

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[1] The term "Ancillary Agreements" means Exhibits A through E referenced herein.

5.3 CONSENTS. All necessary consents and approvals of the members of Seller and of the shareholders of Buyer regarding the transactions contemplated hereunder shall have been obtained and shall be in full force and effect.

5.4 ANCILLARY AGREEMENTS. The relevant persons shall have entered into the Ancillary Agreements.

## ARTICLE VI
## TERMINATION

6.1 TERMINATION EVENTS. By written notice given prior to Closing, this Agreement may be terminated as follows:

(a) By Buyer if a material breach of any provision of this Agreement has been committed by Seller and such breach has not been waived by Buyer or cured by Seller;

(b) By Seller if a material breach of any provision of this Agreement has been committed by Buyer and such breach has not been waived by Seller or cured by Buyer;

(c) By Buyer if any condition in Article 4 has not been satisfied as of the time of Closing or during Closing, and Buyer has not waived such condition;

(d) By Seller if any condition in Article 5 has not been satisfied as of the time of Closing or during Closing, and Seller has not waived such condition;

(e) By mutual written consent of Buyer and Seller;

6.2 EFFECT OF TERMINATION. Each Party's right of termination under Section 6.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 6.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the Parties in Article 9.

## ARTICLE VII
## ADDITIONAL COVENANTS

7.1 ASSISTANCE IN PROCEEDINGS. Seller will cooperate with Buyer and its counsel in the contest or defense of any legal proceeding involving or relating to this Agreement or relating to any action, activity, circumstance, condition, conduct, event, incident, occurrence, plan, practice, situation, or transaction which occurred on or before the Closing Date involving Seller.

7.2 CUSTOMER AND OTHER BUSINESS RELATIONSHIPS. After the Closing, Seller will cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer

those business relationships of Seller existing prior to the Closing and relating to the business to be operated by Buyer after the Closing.

7.3 FURTHER ASSURANCES. The Parties agree to cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

## ARTICLE VIII
## INDEMNIFICATION; REMEDIES

8.1 SURVIVAL. All representations, warranties, covenants and obligations in this Agreement, and the Ancillary Agreements shall survive the Closing.

8.2 INDEMNIFICATION AND REIMBURSEMENT BY SELLER. Seller shall indemnify and hold harmless Buyer, and will reimburse the Buyer for any loss, liability, claim, damage, expense (including reasonable attorneys' fees and costs) arising from or in connection with:

(a) Any material breach by Seller of any representation or warranty made by Seller in this Agreement, any Ancillary Agreement, or any amendments thereto;

(b) Any material breach by Seller of any obligation of Seller in this Agreement, any Ancillary Agreement, or any amendments thereto;

(c) Liability arising out of the ownership or operation of the Assets prior to the Closing Date where such liability arose due to a breach of contract by Seller or the gross negligence of Seller; and

(d) Any employee contract or any independent contractor agreement to which Seller was a party prior to the Closing Date.

8.3 INDEMNIFICATION AND REIMBURSEMENT BY BUYER. Buyer will indemnify and hold harmless Seller, and will reimburse Seller, for any loss, liability, claim, damage, expense (including reasonable attorneys' fees and costs) arising from or in connection with:

(a) Any material breach by Buyer of any representation or warranty made by Buyer in this Agreement, any Ancillary Agreement, or any amendments thereto; and

(b) Any material breach by Buyer of any obligation of Buyer in this Agreement, any Ancillary Agreement, or any amendments thereto.

8.4 TIME LIMITATIONS.

(a) If the Closing occurs, Seller will have liability for indemnification only if on or before April 30, 2018, Buyer notifies Seller in writing of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Buyer.

(b) If the Closing occurs, Buyer will have liability for indemnification only if on or before April 30, 2018, Seller notifies Buyer in writing of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Seller.

## ARTICLE IX
## CONFIDENTIALITY

9.1 DEFINITION OF CONFIDENTIAL INFORMATION.

a) As used in this Article 9, the term "Confidential Information" includes any and all of the following information of Seller and Buyer that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise by either Party (in this case, a "Disclosing Party") to the other Party (in this case, a "Receiving Party"):

(i) All information concerning the terms and conditions of this Agreement and the transactions contemplated hereunder;

(ii) All information that is a trade secret under applicable trade secret or other law;

(iii) All material information concerning product or service data, know-how, processes, designs, photographs, graphs, drawings, samples, and inventions, past, current and planned research and development, customer lists, price lists, market studies, business plans, computer hardware, software and computer software and database technologies, systems; and

(iv) Information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, tax returns and accountants' materials, historical and current sales, capital spending budgets and plans, business plans, strategic plans, client and customer lists and files, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party's documents or property or discussions with the Disclosing Party regardless of the form of the communication.

9.2 RESTRICTED USE OF CONFIDENTIAL INFORMATION. Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; and (ii) shall not be disclosed by the Receiving Party to any person, except in each case as

otherwise expressly permitted by the terms of this Agreement or with the prior consent of an authorized representative of Seller with respect to Confidential Information of Seller, or an authorized representative of Buyer with respect to Confidential Information of Buyer.

9.3 EXCEPTIONS. Section 9.2 does not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) is or becomes generally available to the public other than as a result of a breach of this Article 9; (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (c) was, is or becomes available to the Receiving Party on a nonconfidential basis from a third party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure. In addition, notwithstanding anything in this Agreement to the contrary, and subject to Section 10.2 of this Agreement, the Parties may disclose general information about the transactions contemplated hereunder including, the identity of Seller, the identity of Buyer and the fact that Buyer acquired the assets of Seller. No Party, however, shall disclose any details about the consideration exchanged between the Parties pursuant to this Agreement.

9.4 LEGAL PROCEEDINGS; PROFESSIONAL ADVICE. If a Receiving Party becomes compelled in any legal proceeding or is requested by a governmental body to make any disclosure that is prohibited or otherwise constrained by this Article 9, that Receiving Party may make the required disclosure provided that such Receiving Party provide notice of the disclosure to the Disclosing Party on or before the date that the required disclosure is made. The Parties may disclose Confidential Information to the Parties' respective attorneys or accountants if such disclosure is necessary in connection with a Party seeking legal or accounting advice.

## ARTICLE X
## GENERAL PROVISIONS

10.1 EXPENSES. Except as otherwise provided in this Agreement, each Party will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, including all fees and expenses of its respective Representatives. If this Agreement is terminated, the obligation of each Party to pay its own fees and expenses will be subject to any rights of a Party arising from any breach of this Agreement by another Party.

10.2 PUBLIC ANNOUNCEMENTS. Any public announcement, press release or similar publicity with respect to this Agreement or the contemplated transactions will be issued, if at all, at such time and in such manner as Buyer determines.

10.3 NOTICES. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by a courier; (b) sent by facsimile or electronic mail with confirmation of transmission by the transmitting equipment or electronic mail application; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the Parties' respective addresses, facsimile numbers, or electronic mail addresses:

**Notices to Seller:**
Jennifer and Chase Beck
3011 S. Bellaire Street
Denver, Colorado 80222
E-mail Address: jen@cannabase.io

**Notices to Buyer:**
Zachary Venegas
5300 DTC Parkway, Suite 300
Greenwood Village, CO 80111
E-mail Address: zvenegas@helixtcs.com

10.4 JURISDICTION; SERVICE OF PROCESS. Any proceeding arising out of or relating to this Agreement may be brought in the courts of the State of Colorado, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Colorado. The Parties irrevocably submit to the exclusive jurisdiction of the aforementioned courts in any proceeding arising out of or relating to this Agreement, and the Parties waive any objection they may now or hereafter have to venue or to convenience of the forum. The Parties agree that any Party may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties

10.5 WAIVER; REMEDIES CUMULATIVE. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

10.6 ENTIRE AGREEMENT AND MODIFICATION. This Agreement and the Schedules and Ancillary Agreements hereto supersede all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitute a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by both Parties.

10.7 ASSIGNMENTS, SUCCESSORS. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties.

10.8 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable

only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.9 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

10.10 GOVERNING LAW. This Agreement will be governed by and construed under the laws of the State of Colorado without regard to conflicts-of-laws principles that would require the application of any other law.

10.11 EXECUTION OF AGREEMENT. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by e-mail and facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by e-mail or facsimile shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the date first written above.

| REVOLUTIONARY SOFTWARE, LLC | HELIX TCS, INC. |
|---|---|
| Jennifer Beck | Zachary L. Venegas |
| By: Jennifer Beck | By: Zachary L. Venegas |
| Title: Managing Member | Title: CFO |
| Date: 11 Apr 16 | Date: 11 Apr 16 |